Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-186977 on Form F-3 of our reports dated March 4, 2016, relating to the consolidated financial statements of Safe Bulkers, Inc. and its subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Safe Bulkers, Inc. for the year ended December 31, 2015.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 4, 2016